Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2026, with respect to the consolidated financial statements included in the Annual Report of Barfresh Food Group, Inc. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statement of Barfresh Food Group, Inc. on Forms S-8 (File No. 333-264539, 333-273971 and 333-281547) and on Form S-3 (File No. 333-275185).

/s/ Eide Bailly LLP
Denver, Colorado
April 15, 2026